EX-28.d.1.a

Exhibit A

Investment Advisory Agreement

Between Nationwide Variable Insurance Trust and

Nationwide Fund Advisors

Effective May 1, 2007,

Amended January 10, 2017*

Funds of the Trust	Advisory Fees
NVIT Nationwide Fund

0.60% on assets up to $250 million;

0.575% on assets of $250 million or more but less than $1 billion;

0.55% on assets of $1 billion or more but less than $2 billion;

0.525% on assets of $2 billion or more but less than $5 billion; and

0.50% on assets of $5 billion or more

NVIT Government Bond Fund

0.50% on assets up to $250 million;

0.475% on assets of $250 million and more but less than $1 billion;

0.45% on assets of $1 billion and more but less than $2 billion;

0.425% on assets of $2 billion and more but less than $5 billion; and

0.40% on assets of $5 billion and more

NVIT Money Market Fund

0.40% on assets up to $1 billion;

0.38% on assets of $1 billion and more but less than $2 billion;

0.36% on assets of $2 billion and more but less than $5 billion; and

0.34% on assets of $5 billion and more

NVIT S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more

BlackRock NVIT Equity Dividend Fund (formerly, Invesco NVIT Comstock Value Fund)

0.70% on assets up to $100 million;

0.65% for assets of $100 million and more but less than $250 million;

0.60% on assets of $250 million and more but less than $500 million; and

0.55% for assets of $500 million and more

Federated NVIT High Income Bond Fund

0.75% on assets up to $50 million;

0.60% on assets of $50 million and more but less than $250 million;

0.55% on assets of $250 million and more but less than $500 million; and

0.50% on assets of $500 million and more

NVIT Multi Sector Bond Fund	0.645% on assets up to $200 million; 0.62% on assets of $200 million and more but less than $500 million; and 0.595% on assets of $500 million and more

Funds of the Trust	Advisory Fees
NVIT Mid Cap Index Fund	0.205% on assets up to $1.5 billion; 0.185% on assets of $1.5 billion and more but less than $3 billion; and 0.175% on assets of $3 billion and more

NVIT Multi-Manager Small Cap Growth Fund	0.84% on assets up to $200 million; and 0.79% on assets of $200 million and more

NVIT Multi-Manager Small Cap Value Fund	0.87% on assets up to $200 million; and 0.82% on assets of $200 million and more

NVIT Multi-Manager Small Company Fund	0.885% on assets up to $200 million; and 0.835% on assets of $200 million and more

NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Capital Appreciation Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Balanced Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million or more but less than $2 billion; and 0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more

NVIT International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more

NVIT Bond Index Fund	0.195% on assets up to $1.5 billion;

Funds of the Trust	Advisory Fees
0.155% on assets of $1.5 billion and more but less than $3 billion; and 0.145% on assets of $3 billion and more

NVIT Emerging Markets Fund	0.95% on assets up to $500 million; 0.90% on assets of $500 million and more but less than $2 billion; and 0.85% on assets of $2 billion and more

NVIT International Equity Fund	0.80% on assets up to $500 million; 0.75% on assets of $500 million and more but less than $2 billion; and 0.70% on assets of $2 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more

NVIT Multi-Manager Mid Cap Growth Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

NVIT Multi-Manager International Growth Fund	0.85% on assets up to $1 billion; and 0.80% on assets of $1 billion and more

NVIT Core Bond Fund	0.40% on assets up to $1 billion; and 0.38% on assets of $1 billion and more

NVIT Core Plus Bond Fund	0.45% on assets up to $1 billion; 0.44% on assets of $1 billion and more but less than $1.5 billion; and 0.43% on assets of $1.5 billion and more

Neuberger Berman NVIT Socially Responsible Fund	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more

Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% on assets up to $1 billion; and 0.55% on assets of $1 billion and more

NVIT Real Estate Fund	0.70% on assets up to $500 million; 0.65% on assets of $500 million and more but less than $1 billion; and 0.60% on assets of $1 billion and more

NVIT Cardinal Conservative Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

Funds of the Trust	Advisory Fees
NVIT Cardinal Moderately Conservative Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Cardinal Balanced Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Cardinal Moderate Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Cardinal Capital Appreciation Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Cardinal Moderately Aggressive Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Cardinal Aggressive Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets up to $1 billion; and 0.73% on assets of $1 billion and more

NVIT Short Term Bond Fund	0.35% assets up to $1 billion; 0.34% on assets of $1 billion and more but less than $1.5 billion; and 0.33% on assets of $1.5 billion and more

NVIT Multi-Manager Large Cap Value Fund	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more

Templeton NVIT International Value Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

NVIT Large Cap Growth Fund	0.50% on assets up to $500 million; 0.475% on assets of $500 million and more but less than $1 billion; and 0.45% on assets of $1 billion and more

American Century NVIT Multi Cap Value Fund	0.57% on assets up to $500 million; 0.55% on assets of $500 million and more but less than $1 billion; and 0.53% on assets of $1 billion and more

Funds of the Trust	Advisory Fees
Loring Ward NVIT Moderate Fund	0.24% on assets up to $500 million; and 0.20% on assets over $500 million

Loring Ward NVIT Capital Appreciation Fund	0.24% on assets up to $500 million; and 0.20% on assets over $500 million

NVIT Cardinal Managed Growth Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more

NVIT Cardinal Managed Growth & Income Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more

NVIT Investor Destinations Managed Growth Fund	0.15% of the Fund’s average daily net assets

NVIT Investor Destinations Managed Growth & Income Fund	0.15% of the Fund’s average daily net assets

NVIT Flexible Moderate Growth Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than to $2 billion; and 0.18% on assets $2 billion and more

NVIT Flexible Fixed Income Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than to $2 billion; and 0.18% on assets $2 billion and more

NVIT Lazard Capital Allocator Opportunistic Strategies Fund	0.80% on assets up to $100 million; and 0.70% on assets of $100 million and more

NVIT Managed American Funds Asset Allocation Fund	0.15% of the Fund’s average daily net assets

NVIT Managed American Funds Growth-Income Fund	0.15% of the Fund’s average daily net assets

BlackRock NVIT Managed Global Allocation Fund	0.74% of the Fund’s average daily net assets

*	As approved by the Board of Trustees at its meeting held on December 7, 2016.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler

Name:	Michael S. Spangler

Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler

Name:	Michael S. Spangler

Title:	President